SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☑	Preliminary Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

EMMIS COMMUNICATIONS CORPORATION

(Name of Registrant as Specified in Its Charter)

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June 2, 2005

Dear Shareholder:

      The directors and officers of Emmis Communications Corporation join me in extending to you a cordial invitation to attend a special meeting of our shareholders. This meeting will be held on Monday, June 13, 2005 at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

      The special meeting is being called to consider and vote upon a proposal to amend the terms of Emmis’ outstanding 6.25% Series A Cumulative Convertible Preferred Stock that are set forth in Emmis’ second amended and restated articles of incorporation. The amendments would:

•	create a special anti-dilution formula that would apply to Emmis’ previously announced “Dutch Auction” tender offer to reduce the conversion price of the convertible preferred stock proportionately based on the aggregate consideration paid in that tender offer;

•	apply an anti-dilution formula that is based on the aggregate consideration paid in the tender or exchange offer, Emmis’ overall market capitalization and the market value of the Class A common stock to all other tender and exchange offers triggering an adjustment to the conversion price of the convertible preferred stock; and

•	grant the holders of the convertible preferred stock the right to require the company to redeem all or a portion of their shares at a redemption price equal to the liquidation preference per share plus accumulated, accrued and unpaid dividends on the convertible preferred stock on the first anniversary after the occurrence of a going private transaction in which Jeffrey H. Smulyan or his affiliates participates that is not otherwise a change of control under the terms of the convertible preferred stock, should such a transaction occur.

      The formal notice of this special meeting and the proxy statement appear on the following pages. After reading the proxy statement, please mark, sign, and return the enclosed proxy card(s) to ensure that your votes on the business matters of the meeting will be recorded.

      We hope that you will attend this meeting. Whether or not you attend, we urge you to return your proxy promptly in the postage paid envelope provided. After returning the proxy, you may, of course, vote in person on all matters brought before the meeting.

      We look forward to seeing you on June 13.

Sincerely,

Jeffrey H. Smulyan
Chief Executive Officer, President
and Chairman of the Board

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EMMIS COMMUNICATIONS CORPORATION

INDIANAPOLIS, INDIANA

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

       The special meeting of the shareholders of Emmis Communications Corporation will be held on Monday, June 13, 2005, at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

      The holders of common stock and the 6.25% Series A Cumulative Convertible Preferred Stock (“convertible preferred stock”) will be asked to consider and to vote on the following matters:

(1) a proposal to amend the terms of Emmis’ outstanding 6.25% Series A Cumulative Convertible Preferred Stock that are set forth in Emmis’ second amended and restated articles of incorporation, as described in the accompanying Proxy Statement; and

(2) transaction of any other business that may properly come before the meeting and any adjournments or postponements of the meeting.

      We describe each of these proposals in more detail in the accompanying proxy statement, which you should read in its entirety before voting.

      Only shareholders of record at the close of business on May 25, 2005 are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting. The proxy statement and proxy card(s) are enclosed.

By order of the Board of Directors,

J. Scott Enright
Secretary

Indianapolis, Indiana

June 2, 2005

EMMIS COMMUNICATIONS CORPORATION

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
INDIANAPOLIS, INDIANA 46204

PROXY STATEMENT

       In this proxy statement, Emmis Communications Corporation is referred to as “we,” “us,” “our company” or “Emmis.”

QUESTIONS AND ANSWERS ABOUT THIS SPECIAL MEETING

      Q: Why did I receive this proxy statement?

      You received this proxy statement because our board of directors is soliciting your proxy to vote at the special meeting of shareholders. The special meeting will be held on Monday, June 13, 2005, at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

      This proxy statement summarizes the information you need to know to vote on an informed basis at the special meeting; however, you do not need to attend the special meeting to vote your shares. See “How do I vote?” We expect to begin sending this proxy statement, the attached notice of special meeting and the enclosed proxy card(s) on June 1, 2005 to all shareholders entitled to vote.

      Q: What am I voting on?

      You are being asked to consider and vote on a proposal (the “Proposal”) to amend the terms of Emmis’ outstanding 6.25% Series A Cumulative Convertible Preferred Stock that are set forth in Emmis’ second amended and restated articles of incorporation. The amendments would:

•	create a special anti-dilution formula that would apply to Emmis’ previously announced “Dutch Auction” tender offer to reduce the conversion price of the convertible preferred stock proportionately based on the aggregate consideration paid in that tender offer;

•	apply an anti-dilution formula that is based on the aggregate consideration paid in the tender or exchange offer, Emmis’ overall market capitalization and the market value of the Class A common stock to all other tender and exchange offers triggering an adjustment to the conversion price of the convertible preferred stock; and

•	grant the holders of the convertible preferred stock the right to require the company to redeem all or a portion of their shares at a redemption price equal to the liquidation preference per share plus accumulated, accrued and unpaid dividends on the convertible preferred stock on the first anniversary after the occurrence of a going private transaction in which Jeffrey H. Smulyan or his affiliates participates that is not otherwise a change of control under the terms of the convertible preferred stock, should such a transaction occur.

      Q: Who is entitled to vote?

      Holders of outstanding Class A common stock and holders of outstanding Class B common stock, voting as a single class, and holders of the convertible preferred stock voting separately as a class, as of the close of business on May 25, 2005, the record date, are entitled to vote at the special meeting. As of May 25, 2005, 51,944,160 shares of Class A common stock, 4,879,784 shares of Class B common stock and 2,875,000 shares of convertible preferred stock were issued and outstanding. As of May 25, 2005, there were no shares of Class C common stock issued or outstanding.

      Q: How do I vote?

      You may attend the meeting and vote in person or you can vote by proxy. To vote by proxy, sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf FOR the amendments to Emmis’ second amended and restated articles of incorporation. If you mark “abstain” on your proxy card, your shares will be counted as present for purposes of determining the presence of a quorum. You have the right to revoke your proxy at any time before the meeting by either notifying our corporate secretary or returning a later-dated proxy. You may also revoke your proxy by voting in person at the special meeting.

      If you hold your shares through a broker, you should contact your broker to determine the procedure by which you can vote on these proposals. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting.

      Q: What does it mean if I get more than one proxy card?

      If you receive more than one proxy card, it means you hold shares registered in more than one account. Sign and return ALL proxy cards to ensure that all your shares are voted.

      Q: What are the voting rights of the Class A common stock and the Class B common stock?

      On the Proposal, each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. In this case, the Class A and Class B common stock vote together as a single group.

      Q: What are the voting rights of the convertible preferred stock?

      On the Proposal, each share of the convertible preferred stock is entitled to one vote, voting separately as a class. The convertible preferred stock has no voting rights with respect to any other matter that might come up at the special meeting.

      Q: Who will count the votes?

      Representatives of Wachovia Bank, our transfer agent, will count the votes.

      Q: What constitutes a quorum?

      A majority of the combined voting power of the outstanding Class A and Class B common stock, and a majority of the combined voting power of the convertible preferred stock, entitled to vote at the meeting constitutes a quorum for the special meeting (i.e., counting one vote for each share of outstanding Class A common stock, ten votes for each share of outstanding Class B common stock and one vote for each share of outstanding convertible preferred stock, present in person or represented by proxy). No additional quorum requirements apply to matters on which the holders of Class A and Class B common stock will vote together as a single class.

      Q: How many votes are needed for approval of the Proposal?

      An amendment to Emmis’ second amended and restated articles of incorporation changing the terms of the convertible preferred stock requires that the number of votes cast in favor of that proposal by holders of our outstanding Class A common stock and Class B common stock, voting together, exceed the number of votes cast against that proposal by such holders of our outstanding Class A common stock and Class B common stock, and that holders of 66 2/3% of the convertible preferred shares cast their votes in favor of the proposal.

      Proxies submitted by brokers that do not indicate a vote for the proposal because the holders do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on those proposals are called “broker non-votes.” Abstentions and broker non-votes will not affect the voting on the proposal for outstanding Class A and Class B common stock, but will count as a negative vote for outstanding convertible preferred stock.

      Q: What percentage of stock does our significant shareholder own? How does he intend to vote? What about all officers and directors?

      Jeffrey H. Smulyan, the Chief Executive Officer, President and Chairman of our board of directors, is our largest single shareholder, beneficially owning less than 1.0% of our Class A common stock and 100% of our Class B common stock as of May 25, 2005. Mr. Smulyan has informed us that he intends to vote in favor of the Proposal to amend Emmis’ second amended and restated articles of incorporation. If he does so, the Proposal on which the existing common stock votes together as a single class will likely be approved by the common stock, because Mr. Smulyan controls approximately 48.9% of the combined voting power of our outstanding common stock (not including the potential voting power of unexercised options).

      All directors and executive officers together own outstanding Class A common stock and Class B common stock representing approximately 49.5% of the combined voting power of our outstanding common stock (not including the potential voting power of unexercised options), and all intend to vote in favor of the Proposal.

      Q: Does Emmis have any indication of how the holders of convertible preferred stock intend to vote?

      As described below, Emmis has entered into settlement agreements with certain holders of the outstanding shares of the convertible preferred stock who hold, in the aggregate, more than 66 2/3% of the outstanding convertible preferred stock necessary to approve the Proposal. Pursuant to the settlement agreement, those holders have agreed to vote their shares in favor of the Proposal. If they do so, the Proposal to amend Emmis’ second amended and restated articles of incorporation will be approved by the holders of convertible preferred stock.

      Q: Who may attend the Special Meeting?

      All shareholders as of May 25, 2005 may attend.

      Q: What do I do if I have additional questions?

      If you have any questions prior to the special meeting, please call our Investor Relations Department toll-free at (866) 366-4703. You may also contact Georgeson Shareholder Communications, Inc., Emmis’ proxy solicitor for the Special Meeting, toll-free at (800) 279-6505.

THE PROPOSAL

Background

      In late 1999, Emmis completed an offering of 2,875,000 shares of convertible preferred stock. In connection with that offering, Emmis amended and restated its articles of incorporation to state the rights and other terms associated with the convertible preferred stock. The convertible preferred stock carried anti-dilution rights, that is, provisions that adjust the number of shares of common stock received for each share of convertible preferred stock upon conversion. The anti-dilution provisions were designed to protect the economic interests of holders of the convertible preferred stock in the event of certain actions by Emmis that would otherwise benefit holders of Emmis’ common stock at the expense of the convertible preferred stock, such as certain dividends, stock splits, issuances of options or warrants, and tender offers by Emmis for its own common stock. These provisions were included to keep the economic position of holders of the convertible preferred stock substantially the same after any such event as before. Emmis has recently discovered, however, that the anti-dilution provisions of its original second amended and restated articles of incorporation contained a mistake. Specifically, while the anti-dilution provisions generally operate as the parties intended — to keep the economic position of holders of the convertible preferred stock substantially the same after a triggering event as before — the provision relating to tender offers produces a disproportionate adjustment to the effect of any tender offer by Emmis or its subsidiaries on the economic position of holders of the convertible preferred stock.

      On May 16, 2005, Emmis announced that it had commenced its previously announced “Dutch Auction” tender offer (the “Dutch Auction Tender Offer”) to purchase up to 20,250,000 shares of its Class A common stock at a price per share not less than $17.25 and not greater than $19.75. In connection with the commencement of the Dutch Auction Tender Offer, Emmis filed Articles of Correction with the Indiana Secretary of State to implement the original agreement of the parties, by correcting the mistake in the anti-dilution provisions by including a customary anti-dilution provision for tender offers, because the anti-dilution provisions in the second amended and restated articles of incorporation would have resulted in the holders of the convertible preferred stock receiving a substantially greater reduction in the conversion price upon the completion of the Dutch Auction Tender Offer than was the original expectation of the parties.

      Emmis also filed a lawsuit on May 16, 2005 in Indiana State Court seeking (i) a declaratory judgment that the provision in the second amended and restated articles of incorporation relating to adjustments to the conversion price of the convertible preferred stock in the event of a tender or exchange offer was the result of a mutual mistake and the Articles of Correction delivered by Emmis to the Indiana Secretary of State are valid, binding and enforceable against all holders of the convertible preferred stock or (ii) reformation of the second amended and restated articles of incorporation as stated in the Articles of Correction. The Dutch Auction Tender Offer was contingent upon Emmis either prevailing in the lawsuit or resolving the subject matter of the lawsuit in a manner satisfactory to it.

      As of June 1, 2005, Emmis has entered into settlement agreements relating to the litigation described above with certain holders of the outstanding shares of convertible preferred stock who hold, in the aggregate, more than the 66 2/3% of the outstanding convertible preferred stock necessary to approve the Proposal. Under the terms of the settlement agreements, those holders of convertible preferred stock have agreed to vote their shares in favor of the Proposal. In connection with the settlement agreements, Emmis agreed (i) to use commercially reasonable efforts to consummate the Dutch Auction Tender Offer on substantially the terms set forth in the offer to purchase dated May 16, 2005, and not to reduce the number of shares subject to, or change the price range of, the Dutch Auction Tender Offer and (ii) to pay certain of the legal expenses of the holders of the convertible preferred stock.

      Successful resolution of the lawsuit allows Emmis’ Dutch Auction Tender Offer to proceed. Emmis has replaced the condition to the Dutch Auction Tender Offer relating to success in the convertible preferred stock lawsuit with a condition that this Proposal is approved by its shareholders.

Amendments

      If the Proposal is approved, Emmis’ second amended and restated articles of incorporation would be amended to provide a special anti-dilution formula for the convertible preferred stock that would apply only to the Dutch Auction Tender Offer. This special formula would reduce the conversion price of the convertible preferred stock proportionately based on the aggregate consideration paid in the Dutch Auction Tender Offer. If the Dutch Auction Tender Offer is fully subscribed at the top of the price range, the conversion price of the convertible preferred stock will be reduced from $39.0625 to $30.00 per share of Class A common stock.

      If the Proposal is approved, the anti-dilution adjustment provision of the convertible preferred stock for all tender and exchange offers that trigger an adjustment, other than the Dutch Auction Tender Offer, would be an anti-dilution adjustment that is based on the aggregate consideration paid in the tender or exchange offer, Emmis’ overall market capitalization and the market value of the Class A common stock determined over a 10-day trading period ending on the date immediately preceding the first public announcement of Emmis’ intention to effect such a tender or exchange offer. The anti-dilution provision for tender and exchange offers in Emmis’ convertible preferred stock set forth in Emmis’ second amended and restated articles of incorporation prior to the filing of the Articles of Correction applied a formula typically used for dividends and distributions to shareholders. The dividend anti-dilution adjustment is based on a comparison of the market value per share of the Class A common stock and the amount of the dividends and distributions paid per share. By treating anti-dilution adjustments for tender offers on a per share basis, this dividend anti-dilution provision disproportionately benefited the economic position of holders of Emmis’ convertible preferred stock to the detriment of the holders of the common stock because it adjusted the conversion price based on the entire amount of the tender offer consideration paid rather than just the premium paid over the market price of the Class A common stock. Prior to the filing of the Articles of Correction, the second amended and restated articles of incorporation would, even in the case of a tender offer by Emmis at a price per share substantially below the current market price of the Class A common stock, result in a downward adjustment to the price at which Emmis’ convertible preferred stock would convert into shares of Class A common stock.

      In addition, the anti-dilution provision of the convertible preferred stock for dividends or distributions takes into account the effects of certain tender or exchange offers occurring within 12 months of the applicable dividend or distribution for which holders of the convertible preferred stock are not otherwise entitled to an adjustment. The proposed amendments make it clear that the anti-dilution adjustments for any such tender or exchange offer would be limited to the amount, if any, of the premium paid per share in the tender or exchange offer compared to the then market value of the Class A common stock purchased in the tender or exchange offer and that the aggregate premium in the tender or exchange offer would be applied on a per share basis based on the number of outstanding shares of common stock outstanding on the record date of the dividend or distribution triggering the adjustment.

      Finally, if the Proposal is approved, Emmis’ second amended and restated articles of incorporation would also be amended to grant the holders of the convertible preferred stock the right to require Emmis to redeem all or a portion of their shares on the first anniversary after the occurrence of a going private transaction in which Jeffrey H. Smulyan, our largest shareholder, or his affiliates participates that is not otherwise a change of control under the terms of the convertible preferred stock, should such a transaction occur. The redemption price would be the liquidation preference per share plus accumulated, accrued and unpaid dividends. There is no current intention by Emmis or Mr. Smulyan to engage in a going private transaction.

      The Board of Directors recommends a vote for approval of these amendments to the second amended and restated articles of incorporation and has directed that the Proposal be submitted for consideration at the Special Meeting. The text of Section 9(c)(v) of Exhibit A to the second amended and restated articles of incorporation of Emmis relating to anti-dilution adjustments for tender offers in its form prior to the filing of the Articles of Correction on May 16, 2005, along with the text of this Section as it would be amended by the Proposal, is attached to this Proxy Statement in Annex 1. The text of the proposed Section 11 of Exhibit A to the second amended and restated articles of incorporation of Emmis relating to the redemption right upon certain going private transactions as it would be adopted if the Proposal is approved and adopted is also attached to this Proxy Statement in Annex 1. This summary is qualified in its entirety by reference to Annex 1, which you should read in its entirety.

      THE BOARD OF DIRECTORS OF EMMIS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

      As of May 25, 2005, there were 51,944,160 shares of our Class A common stock, 4,879,784 shares of our Class B common stock and 2,875,000 shares of our convertible preferred stock issued and outstanding. The Class A common stock is entitled to an aggregate of 51,944,160 votes, the Class B common stock is entitled to an aggregate of 48,797,840 votes and the convertible preferred stock is entitled to 2,875,000 votes, voting separately as a class. The following table shows, as of May 6, 2005, the number and percentage of shares of our common stock held by each person known to us to own beneficially more than five percent of the issued and outstanding common stock, by the named executive officers, our directors and nominees, and by our executive officers and directors as a group:

	Class A Common Stock			Class B Common Stock

Five Percent Shareholders,	Amount and Nature			Amount and Nature			Percent of Total
Directors and Certain	of Beneficial		Percent	of Beneficial		Percent	Common
Executive Officers	Ownership		of Class	Ownership		of Class	Voting Power

Jeffrey H. Smulyan	427,883	(1)	* %	5,579,785	(19)	100.0%	52.2%

Susan B. Bayh	36,722	(2)	*	—		—	*

Walter Z. Berger	318,283	(3)	*	—		—	*

Randall D. Bongarten	226,460	(4)	*	—		—	*

Richard F. Cummings	500,939	(5)	*	—		—	*

Gary L. Kaseff	272,653	(6)	*	—		—	*

Richard A. Leventhal	59,163	(7)	*	—		—	*

Peter A. Lund	5,260	(8)	*	—		—	*

Greg A. Nathanson	217,514	(9)	*	—		—	*

Frank V. Sica	31,827	(10)	*	—		—	*

Lawrence B. Sorrel	42,083	(11)	*	—		—	*

AIC Limited	5,425,445	(12)	10.4	—		—	5.4

Barclays Global Investors, NA	2,589,743	(13)	5.0	—		—	2.6

Eubel Brady & Suttman Asset Management, Inc.	3,827,986	(14)	7.4	—		—	3.8

FMR Corp.	3,740,066	(15)	7.2	—		—	3.7

Mellon Financial Corporation	2,790,202	(16)	5.4	—		—	2.8

Westport Asset Management, Inc.	4,734,276	(17)	9.1	—		—	4.7

All Executive Officers and Directors as a Group (14 persons)	2,258,747	(18)	4.3	5,579,785	(19)	100.0%	53.3

*	Less than 1%.

(1)	Consists of 275,720 shares held by Mr. Smulyan as trustee for the Emmis Communications Corporation Profit Sharing Trust (the “Profit Sharing Trust”), as to which Mr. Smulyan disclaims beneficial ownership of all but 3,540 held for his benefit, 356 shares held in the 401(k) Plan, 101,837 shares owned individually, 11,120 shares held by Mr. Smulyan as trustee for his children over which Mr. Smulyan exercises or shares voting control and 38,850 shares held by The Smulyan Family Foundation, as to which Mr. Smulyan shares voting control.

(2)	Consists of 6,721 shares owned individually and 30,001 shares represented by stock options exercisable currently or within 60 days of May 6, 2005.

(3)	Consists of 111,783 shares owned individually, 128 shares held in the 401(k) Plan, 305 shares held in the Stock Purchase Plan, 65 shares held in the Profit Sharing Trust and 206,002 shares represented by stock options exercisable currently or within 60 days of May 6, 2005. Of the shares owned individually, 87,500 are restricted stock subject to forfeiture if certain employment agreement or other conditions are not satisfied.

(4)	Consists of 61,127 shares owned individually, 331 shares held in the Profit Sharing Trust and 165,002 shares represented by stock options exercisable currently or within 60 days of May 6, 2005. Of the shares owned individually, 45,000 are restricted stock subject to forfeiture if certain employment agreement or other conditions are not satisfied.

(5)	Consists of 151,297 shares owned individually, 8,260 shares owned for the benefit of Mr. Cummings’ children, 3,537 shares held in the Profit Sharing Trust, 343 shares held in the 401(k) Plan and

337,502 shares represented by stock options exercisable currently or within 60 days of May 6, 2005. Of the shares owned individually, 59,000 are restricted stock subject to forfeiture if certain employment agreement or other conditions are not satisfied.

(6)	Consists of 66,188 shares owned individually by Mr. Kaseff, 3,411 shares owned by Mr. Kaseff’s spouse, 1,346 shares held by Mr. Kaseff’s spouse for the benefit of their children, 814 shares held in the Profit Sharing Trust, 89 shares held in the 401(k) Plan, and 200,805 shares represented by stock options exercisable currently or within 60 days of May 6, 2005. Of the shares owned individually, 35,750 are restricted stock subject to forfeiture if certain employment agreement or other conditions are not satisfied.

(7)	Consists of 8,562 shares owned individually, 3,000 shares owned by Mr. Leventhal’s spouse, 17,600 shares owned by a corporation of which Mr. Leventhal is a 50% shareholder and 30,001 shares represented by stock options exercisable currently or within 60 days of May 6, 2005.

(8)	Consists of 1,926 shares owned individually and 3,334 shares represented by stock options exercisable currently or within 60 days of May 6, 2005.

(9)	Consists of 123,388 shares owned individually or jointly with his spouse, 44,000 shares owned by trusts for the benefit of Mr. Nathanson’s children, 124 shares held in the Profit Sharing Trust and 50,002 shares represented by stock options exercisable currently or within 60 days of May 6, 2005.

(10)	Consists of 1,826 shares owned individually and 30,001 shares represented by stock options exercisable currently or within 60 days of May 6, 2005.

(11)	Consists of 12,082 shares owned individually and 30,001 shares represented by stock options exercisable currently or within 60 days of May 6, 2005.

(12)	Information concerning these shares was obtained from a Schedule 13G filed on March 29, 2005 by AIC Limited on behalf of itself and various affiliates, each of which has a mailing address of 1375 Kerns Road, Burlington, Ontario, Canada L7R 4X8.

(13)	Information concerning these shares was obtained from a Schedule 13G filed on February 14, 2005 by Barclays Global Investors, NA on behalf of itself and various affiliates, each of which has a mailing address of 45 Fremont Street, San Francisco, California 94105.

(14)	Information concerning these shares was obtained from a Schedule 13G filed on February 14, 2005 by Eubel Brady & Suttman Asset Management, Inc. on behalf of itself and various affiliates, each of which has a mailing address of 7777 Washington Village Drive, Suite 210, Dayton, Ohio 45459.

(15)	Information concerning these shares was obtained from an Amendment to Schedule 13G filed on March 10, 2005 by FMR Corp. on behalf of itself and various affiliates, each of which has a mailing address of 82 Devonshire Street, Boston, Massachusetts 02109.

(16)	Information concerning these shares was obtained from an Amendment to Schedule 13G filed on February 10, 2005 by Mellon Financial Corporation on behalf of itself and various affiliates, each of which has a mailing address of One Mellon Center, Pittsburgh, Pennsylvania 15258.

(17)	Information concerning these shares was obtained from an Amendment to a Schedule 13G filed February 14, 2004 by Westport Asset Management, Inc. and Westport Advisers LLC, each of which has a mailing address of 253 Riverside Avenue, Westport, Connecticut 06880.

(18)	Includes 1,163,904 shares represented by stock options exercisable currently or within 60 days of May 6, 2005 and 275,720 shares held in the Profit Sharing Trust as to which beneficial ownership is disclaimed as to all but 8,535 shares held for the benefit of officers.

(19)	Consists of 4,879,784 shares owned individually and 700,001 shares represented by stock options exercisable currently or within 60 days of May 6, 2005. Of the shares owned individually, 11,578 are restricted stock issued pursuant to the Emmis Stock Compensation Program.

None of the executive officers, directors or nominees for director of Emmis own any of the convertible preferred stock. The following table shows, as of May 25, 2005, the number and percentage of shares of our convertible preferred stock held by each person known to us to own beneficially more than five percent of the issued and outstanding convertible preferred stock:

	6.25% Series A Convertible
	Preferred Stock

	Amount and Nature
	of Beneficial		Percent
Five Percent Shareholders	Ownership		of Class

Advent Capital Management	380,034	(1)	13.219%

Oppenheimer Funds, Inc.	400,000	(2)	13.913

Froley Revy Investment Co., Inc.	322,000	(3)	11.2

Deutsche Bank AG London	311,800	(4)	10.845

Putnam Investment Management, LLC	155,000	(5)	5.391

(1)	Information concerning these shares is based upon the actual knowledge of Emmis and from a Schedule 13F filed on February 16, 2005 by Advent Capital Management on behalf of itself and various affiliates, each of which has a mailing address of 1065 Avenue of the Americas, 31st Floor, New York, NY 10018.

(2)	Information concerning these shares is based upon the actual knowledge of Emmis and from a Schedule 13F filed on May 9, 2005 by Oppenheimer Funds Inc. on behalf of itself and various affiliates, each of which has a mailing address of 6803 S. Tucson Way, Centennial, CO 80112.

(3)	Information concerning these shares is based upon the actual knowledge of Emmis and from a Schedule 13F filed on April 21, 2005 by Froley Revy Investment Co. Inc. on behalf of itself and various affiliates, each of which has a mailing address of 10900 Wilshire Blvd., Suite 900, Los Angeles, CA 90024.

(4)	Information concerning these shares is based upon the actual knowledge of Emmis.

(5)	Information concerning these shares is based upon the actual knowledge of Emmis.

OTHER MATTERS

      Under the Indiana Business Corporation Law, no matters may be brought before this special meeting that are not germane to the purposes of the meeting set forth in the notice. If other germane matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

EXPENSES OF SOLICITATION

      The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies, will be paid by us. Emmis has retained Georgeson Shareholder Communications Inc. as its proxy solicitor in connection with the Special Meeting. The cost of soliciting proxies will be borne by Emmis. Solicitations may also be made in person, or by mail, telephone, facsimile or other means of electronic communication by our directors, officers and other employees and none of those persons will receive any additional compensation in connection with the solicitation. We also will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse those record holders for their reasonable expenses incurred in doing so.

SHAREHOLDER PROPOSALS

      Any of our shareholders wishing to have a proposal considered for inclusion in our 2006 proxy solicitation materials must set forth such proposal in writing and file it with our corporate secretary on or before the close of business on March 15, 2006. In addition, under our by-laws any shareholder wishing to nominate a candidate for director or propose other business at the Annual Meeting must generally give us written notice on or before April 9, 2006 (unless we hold our annual meeting more than 30 days earlier next year, in which case the deadline will be 10 days after our first public announcement of the annual meeting date), and the notice must provide certain specific information as described in the by-laws. Copies of the by-laws are available to shareholders free of charge upon request to our corporate secretary. Our board of directors will review any shareholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in our 2006 proxy solicitation materials or consideration at the 2006 annual meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on April 19, 2006, and also retain that authority under certain other circumstances.

HOUSEHOLDING OF PROXY MATERIALS

      We have adopted a procedure permitted by Securities and Exchange Commission rules that is commonly referred to as “householding.” Under this procedure, a single proxy statement and annual report are delivered to multiple shareholders sharing an address unless we receive contrary instructions from any shareholder at that address. We will continue to send a separate proxy card to each shareholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information shareholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are Emmis shareholders will be “householding” our proxy materials and annual reports as well.

      If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker if you hold your Emmis shares through a broker, or notify us directly if you are a shareholder of record by sending us an e-mail at ir@emmis.com, calling us toll-free at 1-866-Emmis-03 (1-866-366-4703) or writing to us at Emmis Communications Corporation, Investor Relations, One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

      If you currently receive multiple copies of our proxy statement and annual report at your address and would like to request “householding” of your communications, you should contact your broker or, if you are a record holder of Emmis shares, you should submit a written request to Wachovia Bank, N.A., our transfer agent, at Wachovia Bank, N.A., Shareholder Services, 3C3, 1525 West W.T. Harris Boulevard, Charlotte, North Carolina 28288-1153.

ANNEX 1

      Prior to the filing of the Articles of Correction on May 16, 2005, Section 9(c)(v) of Exhibit A to the Second Amended and Restated Articles of Incorporation of Emmis read as follows:

(v) In case the Corporation shall at any time or from time to time (A) make a distribution to all holders of shares of its Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in paragraph (iv) above, or cash distributed upon a merger or consolidation to which (B) of this paragraph below applies) , that, when combined together with (x) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (y) any cash and the fair market value of any other consideration paid or payable in respect of any tender offer by the Corporation or any of its subsidiaries for shares of Common Stock concluded within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 9(c) has been made, in the aggregate exceeds 15% of the Corporation’s Market Capitalization as of the record date of such distribution; (B) complete a tender or exchange offer which the Corporation or any of its subsidiaries makes for shares of the Corporation’s Common Stock that involves an aggregate consideration that, together with (x) any cash and other consideration payable in a tender or exchange offer by the Corporation or any of its subsidiaries for shares of the Corporation’s Common Stock expiring within the then preceding 12 months in respect of which no adjustment has been made and (y) the aggregate amount of any such all-cash distributions referred to in (A) of this paragraph to all holders of shares of Common Stock within the then preceding 12 months in respect of which not adjustments have been made, exceeds 15% of the Corporation’s Market Capitalization just prior to the expiration of such tender offer; or (C) make a distribution to all holders of its Common Stock consisting of evidences of indebtedness, shares of its capital stock other than Common Stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in this Section 9(c)), then, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution or completion of such tender or exchange offer, as the case may be, by a fraction (x) the numerator of which shall be the Market Value as of the record date referred to below, or, if such adjustment is made upon the completion of a tender or exchange offer, as of the payment date for such offer, and (y) the denominator of which shall be such Market Value less the then fair market value (as determined by the Board of Directors of the Corporation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer, applicable to one share of Common Stock (but such denominator not to be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the holder of shares of Preferred Stock would otherwise be entitled to receive such rights upon Conversion at any time of shares of Preferred Stock into shares of Class A Common Stock unless such rights are subsequently redeemed by the Corporation, in which case such redemption shall be treated for purposes of this Section 9(c)(v) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made or tender or exchange offer is completed, as the case may be, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

      Section 9(c)(v) of Exhibit A to the Second Amended and Restated Articles of Incorporation would read as follows if the Proposal is approved:

(v) In case the Corporation shall at any time or from time to time (A) make a distribution to all holders of shares of its Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in paragraph (iv) above, or cash distributed upon a merger or consolidation to which (B) of this paragraph below applies), that, when combined together with (x) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (y) any cash and the fair market value of any other consideration paid or payable in respect of any tender offer by the Corporation or any of its subsidiaries for shares of Common Stock concluded within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 9(c) has been made, in the aggregate exceeds 15% of the Corporation’s Market Capitalization as of the record date of such distribution; (B) complete a tender or exchange offer which the Corporation or any of its subsidiaries makes for shares of the Corporation’s Common Stock that involves an aggregate consideration that, together with (x) any cash and other consideration payable in a tender or exchange offer by the Corporation or any of its subsidiaries for shares of the Corporation’s Common Stock expiring within the then preceding 12 months in respect of which no adjustment has been made and (y) the aggregate amount of any such all-cash distributions referred to in (A) of this paragraph to all holders of shares of Common Stock within the then preceding 12 months in respect of which no adjustments have been made, exceeds 15% of the Corporation’s Market Capitalization as of the date of the first public announcement of such tender or exchange offer (the “Announcement Date”); or (C) make a distribution to all holders of its Common Stock consisting of evidences of indebtedness, shares of its capital stock other than Common Stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in this Section 9(c)), then (1) in the case of (A) and (C) above, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Market Value as of the record date referred to below and (y) the denominator of which shall be such Market Value less the then fair market value (as determined by the Board of Directors of the Corporation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer, for which no adjustment has been made, applicable to one share of Common Stock (assuming that the distribution and/or tender or exchange offer consideration is paid to the holders of all outstanding shares of Common Stock on the record date for the determination of shareholders entitled to receive such distribution) (but such denominator not to be less than one), and (2) in the case of (B) above, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the expiration of such tender or exchange offer (the “Expiration Time”) by a fraction (which shall not be less than one) (x) the numerator of which shall be equal to the product of (a) the Market Value as of the Announcement Date and (b) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less the number of all shares of Common Stock validly tendered, not withdrawn and accepted for payment up to any maximum specified in the terms of the tender offer or exchange offer (such validly tendered shares, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the denominator of which shall be equal to (a) the product of (I) the Market Value as of the Announcement Date and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less (b) the fair market value (as determined by the Board of Directors of the Corporation) of the cash, evidences of indebtedness, securities or other assets paid in such tender or exchange offer or so distributed for which no adjustment has been made (assuming in the case of any tender offer or exchange offer, the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the holder of shares of Preferred Stock would otherwise be entitled to receive such rights upon Conversion at any time of shares of Preferred Stock into shares of Class A Common Stock unless such rights are subsequently redeemed by the Corporation, in which case such redemption shall be treated for purposes of this Section 9(c)(v) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made or tender or exchange offer is completed, as the case may be, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution (or in the case of a tender or exchange offer, immediately prior to the opening of business on the day after the Expiration Time). For purposes of determining the fair market value of any cash, evidences of indebtedness, securities or other assets paid in any tender or exchange offer (the “Tender Consideration”) in clause (1)(y) above, only the excess (if any) of the Tender Consideration over the product of the Market Value as of the Announcement Date for such tender or exchange offer and the number of shares of Common Stock purchased in such tender of exchange offer shall be included in such calculation.

      Notwithstanding the foregoing, with respect to the Company’s tender offer for up to 20,250,000 shares of Class A Common Stock as set forth in the Offer to Purchase dated May 16, 2005, as amended from time to time thereafter (the “2005 Tender Offer”), the Conversion Price shall be adjusted as follows: the Conversion Price then in effect shall be adjusted to the number equal to (a) the Liquidation Preference divided by (b) the sum of (i) a fraction the numerator of which shall equal the Liquidation Preference and the denominator of which shall be the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time for the 2005 Tender Offer plus (ii) the product of (x) 0.386 and (y) a fraction the numerator of which shall be the purchase price paid in the 2005 Tender Offer for all shares of Class A Common Stock that are validly tendered and not withdrawn and accepted for payment in accordance with the terms of the 2005 Tender Offer and the denominator of which shall be 400,000,000.

      Section 11 of Exhibit A to the Second Amended and Restated Articles of Incorporation would read as follows if the Proposal is approved:

      11. Redemption Upon Going Private Transaction.

      11.1 If a Going Private Redemption Transaction (as defined below) occurs, the holders of the Preferred Stock shall have the right to require that the Corporation redeem all or a portion of their outstanding shares of Preferred Stock on the date that is the first anniversary of the Going Private Redemption Transaction (or, if such date is not a Business Day, on the next Business Day) (such date, the “Going Private Redemption Date”) at a redemption price per share equal to 100% of the Liquidation Preference plus Accrued Dividends and Accumulated Dividends, if any, whether or not declared to the Going Private Redemption Date (the “Going Private Redemption Price”) in accordance with the terms of this Section 11. “Going Private Redemption Transaction” shall mean a Going Private Transaction (as defined in Article III of the Corporation’s Second Amended and Restated Articles of Incorporation) in which a Permitted Holder or an Affiliate of Smulyan (as defined in Article III of the Corporation’s Second Amended and Restated Articles of Incorporation) participates, which does not otherwise constitute a Change of Control.

      11.2 At least 30 days prior to the Going Private Redemption Date, the Corporation shall provide a notice (the “Going Private Redemption Notice”) by first class mail to each record holder of shares of Preferred Stock, at such holder’s address as the same appears on the books of the Corporation. Each such notice shall state (i) that a Going Private Redemption Transaction has occurred and that each holder has the right to require the Corporation to redeem all or a portion of such holder’s shares of Preferred Stock at a redemption price per share equal to 100% of the Liquidation Preference plus Accrued Dividends and Accumulated Dividends, if any, whether or not declared to the Going Private Redemption Date; (ii) the last day on which a holder may elect to have all or a portion of its shares of Preferred Stock redeemed; (iii) the procedures that holders must follow to have their Preferred Stock redeemed; and (iv) the Going Private Redemption Date; provided, however, that no failure to mail such notice, nor any defect therein, nor in the mailing thereof, shall affect the validity of the proceedings for the redemption of any of the Preferred Stock to be redeemed owned by the other holders to whom such notice was duly given. On the Going Private Redemption Date, the Corporation shall pay over the Going Private Redemption Price to the holders of the shares of Preferred Stock who have validly elected to have all or a portion of their shares redeemed upon the endorsement and surrender of the certificates for such shares of Preferred Stock by the holders thereof.

      11.3 On or before the Going Private Redemption Date, each holder of shares of Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Preferred Stock to the Corporation, in the manner and at the place designated in the Going Private Redemption Notice and on the Going Private Redemption Date, the full Going Private Redemption Price, payable in cash, for such shares of Preferred Stock to be redeemed shall be paid or delivered to the person whose name appears on such certificate or certificates as the owner thereof, and the shares represented by each surrendered certificate shall be returned to authorized but unissued shares of preferred stock of any or no series. Upon surrender (in accordance with the Going Private Redemption Notice) of the certificate or certificates representing any shares to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the Going Private Redemption Notice shall so state), such shares shall be redeemed by the Corporation at the Going Private Redemption Price. If fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof, together with the amount of cash, if any, in lieu of fractional shares.

      11.4 If a Going Private Redemption Notice shall have been given as provided in Section 11.2 and a holder shall have validly elected to have all or a portion of its shares of Preferred Shares redeemed, dividends on such shares of Preferred Stock to be redeemed shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation with respect to shares so called for redemption (except for the right to receive from the Corporation the Going Private Redemption Price) shall cease (including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the time and date of such redemption) either (i) from and after the Going Private Redemption Date (unless the Corporation shall default in the payment of the Going Private Redemption Price, in which case such rights shall not terminate at such date) or (ii) if the Corporation shall so elect and state in the Going Private Redemption Notice, from and after the time and date (which date shall be the Going Private Redemption Date or an earlier date not less than 30 days after the date of mailing of the Going Private Redemption Notice) on which the Corporation shall establish an account and irrevocably deposit for the holders of the shares of Preferred Stock to be redeemed with a designated bank or trust company doing business in the State of New York, as paying agent (the “Principal Agent”), money sufficient to pay at the office of such paying agent, on the Going Private Redemption Date, the Going Private Redemption Price. The holders of the Preferred Stock or their appointed representatives shall have a perfected first priority security interest in such account. Any money so deposited with any such Principal Agent which shall not be required for such redemption shall be returned to the Corporation forthwith. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of one year from the Going Private Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the Going Private Redemption Price without interest. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

      11.5 Immediately prior to the consummation of a Going Private Redemption Transaction, the Corporation shall establish a dividend account with a designated bank or trust company doing business in the State of New York (the “Dividend Agent”). The holders of the Preferred Stock or their appointed representatives shall have a perfected first priority security interest in such account (the “Preferred Shareholder Dividend Security Account”). The Corporation shall deposit with such Dividend Agent money sufficient to pay all dividends payable pursuant to Section 3 of this Exhibit A to the holders of all outstanding shares of Preferred Stock for each Dividend Payment Date occurring after the consummation of the Going Private Redemption Transaction and on or prior to the Going Private Redemption Date. On each Dividend Payment Date occurring after the consummation of the Going Private Redemption Transaction, the Dividend Agent shall release from such account money sufficient to pay the dividends then due and payable on the outstanding shares of Preferred Stock. Any money so held which shall not be used to pay such dividends shall be returned to the Corporation forthwith and in any event following the Going Private Redemption Date, all such money so held shall be released to the Corporation (unless the Corporation shall default in the payment of the Going Private Redemption Price). Any interest accrued on the funds or investment income in respect of such funds shall be paid to the Corporation from time to time. In connection with any Going Private Redemption Transaction, the Company shall disclose in the 13e-3 disclosure document filed in connection therewith the terms of the Preferred Shareholder Dividend Security Account and shall attach as an exhibit thereto the definitive documentation to be entered into in connection therewith.

      11.6 The Corporation shall comply, to the extent applicable, with the requirements of Section 13(e) and 14(e) of the Exchange Act and any other securities laws or regulations in connection with redemption of the Preferred Stock pursuant to this Section 11. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 11, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 11 by virtue of its compliance with such securities laws or regulations.

      11.7 The rights of holders of Preferred Stock pursuant to this Section 11 are in addition to the rights of holders of Preferred Stock provided for in Sections 6 and 9 of this Exhibit A.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

We are pleased to offer our shareholders the option to access shareholder communications (for example, annual reports and proxy statements) from us or on our behalf over the Internet, instead of receiving those documents in printed form. Your participation is completely voluntary. If you give your consent, we will notify you when material is available over the Internet and provide you with the Internet location where the material is available. Once you give your consent, it will remain in effect until you inform us otherwise.

To give your consent, check the box located at the bottom of the attached proxy card. You may also give your consent by telephone or e-mail as described in the proxy statement.

To enable us to send you notification of shareholder communications by e-mail, please provide your e-mail address in the space at the bottom of the attached proxy card. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone company and/or cable company. If you have already consented to electronic delivery, you need not consent again.

If you are an Emmis employee or a shareholder who has previously consented to electronic delivery of shareholder communications and have received this proxy card without an accompanying proxy statement, you may view those documents at the “Investors” section of www.emmis.com.

▼ FOLD AND DETACH HERE AND READ REVERSE SIDE ▼

EMMIS COMMUNICATIONS CORPORATION
40 Monument Circle
Indianapolis, Indiana 46204
PROXY

     This Proxy is Solicited on Behalf of the Emmis Communications Corporation Board of Directors

The undersigned hereby appoints Jeffrey H. Smulyan, Walter Z. Berger and J. Scott Enright, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of Series A Cumulative Convertible Preferred Stock of Emmis Communications Corporation which the undersigned would be entitled to vote if personally present at the special meeting of Shareholders to be held on June 13, 2005, at 10:00 a.m., and at any adjournment thereof.

1.	PROPOSAL TO APPROVE THE AMENDMENTS TO THE ARTICLES OF INCORPORATION.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

☐	I consent to access future shareholder communications released after June 13, 2005 over the Internet as described above and in the proxy statement.
My e-mail address is:

(continued on other side)

▼ FOLD AND DETACH HERE AND READ REVERSE SIDE ▼

This proxy is solicited on behalf of the Emmis Communications Corporation Board of Directors. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, this proxy will be voted FOR the Proposal.

The undersigned acknowledges receipt, prior to the execution of this proxy, of notice of the meeting and a proxy statement.

Dated:	, 2005

Signature(s):

Signature(s):

Please sign exactly as name appears below. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IMPORTANT:	Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

REVOCABLE PROXY
☐ Check here if you plan to attend the special meeting.
☐ Check here for address change.
New Address

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

We are pleased to offer our shareholders the option to access shareholder communications (for example, annual reports and proxy statements) from us or on our behalf over the Internet, instead of receiving those documents in printed form. Your participation is completely voluntary. If you give your consent, we will notify you when material is available over the Internet and provide you with the Internet location where the material is available. Once you give your consent, it will remain in effect until you inform us otherwise.

To give your consent, check the box located at the bottom of the attached proxy card. You may also give your consent by telephone or e-mail as described in the proxy statement.

To enable us to send you notification of shareholder communications by e-mail, please provide your e-mail address in the space at the bottom of the attached proxy card. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone company and/or cable company. If you have already consented to electronic delivery, you need not consent again.

If you are an Emmis employee or a shareholder who has previously consented to electronic delivery of shareholder communications and have received this proxy card without an accompanying proxy statement, you may view those documents at the “Investors” section of www.emmis.com.

▼ FOLD AND DETACH HERE AND READ REVERSE SIDE ▼

EMMIS COMMUNICATIONS CORPORATION
40 Monument Circle
Indianapolis, Indiana 46204
PROXY

     This Proxy is Solicited on Behalf of the Emmis Communications Corporation Board of Directors

The undersigned hereby appoints Jeffrey H. Smulyan, Walter Z. Berger and J. Scott Enright, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of Class A Common Stock and Class B Common Stock of Emmis Communications Corporation which the undersigned would be entitled to vote if personally present at the special meeting of Shareholders to be held on June 13, 2005, at 10:00 a.m., and at any adjournment thereof.

1.	PROPOSAL TO APPROVE THE AMENDMENTS TO THE ARTICLES OF INCORPORATION.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

☐	I consent to access future shareholder communications released after June 13, 2005 over the Internet as described above and in the proxy statement.
My e-mail address is:

(continued on other side)

▼ FOLD AND DETACH HERE AND READ REVERSE SIDE ▼

This proxy is solicited on behalf of the Emmis Communications Corporation Board of Directors. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, this proxy will be voted FOR the Proposal.

The undersigned acknowledges receipt, prior to the execution of this proxy, of notice of the meeting and a proxy statement.

Dated:	, 2005

Signature(s):

Signature(s):

Please sign exactly as name appears below. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IMPORTANT:	Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

REVOCABLE PROXY
☐ Check here if you plan to attend the special meeting.
☐ Check here for address change.
New Address